Exhibit 99.2

Zymeworks Files Preliminary Prospectus Supplement for Offering of Common Shares

Vancouver, Canada (June 6, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics, has today filed a preliminary prospectus supplement (the “Supplement”) to its short form base shelf prospectus dated May 24, 2018 (the “Base Prospectus”) in connection with an offering of its common shares (the “Offering”). The Supplement was filed with the securities regulatory authorities in each of the provinces and territories of Canada. The Supplement was also filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form F-10, as amended (the “Registration Statement”), in accordance with the Multijurisdictional Disclosure System established between Canada and the United States.

The Offering is expected to raise total gross proceeds of approximately US$85.0 before deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the Offering to accelerate the development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, breast and colorectal; to initiate ZW49 clinical testing and to advance other novel bispecific preclinical programs, including those involving non-HER2-expressing tumors; and for general corporate purposes.

The Company also expects to grant to the underwriters a 30-day over-allotment option to purchase up to an additional 15% of the number of common shares offered in the Offering. The Offering is expected to be priced in the context of the market, with the final terms of the Offering to be determined at the time of pricing. There can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering. The closing of the Offering will be subject to customary closing conditions, including the listing of the common shares on the TSX and NYSE and any required approvals of each exchange.

Citigroup Global Markets Canada Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the Offering. Raymond James Ltd. is acting as passive bookrunner and Paradigm Capital Inc. is acting as co-manager. MTS Securities, LLC served as financial advisor to Zymeworks in the offering.

The Supplement and the Registration Statement contain important detailed information about the Offering. A copy of the Supplement can be found on SEDAR at www.sedar.com and www.sec.gov, and a copy of the Registration Statement can be found on EDGAR at www.sec.gov. Copies of the Supplement may also be obtained from Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or from Wells Fargo Securities, LLC Attn: Equity Syndicate, 375 Park Avenue, New York, NY 10152, by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com. Prospective investors should read the Supplement before making an investment decision.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any province, state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such province, state or jurisdiction.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. The company’s second product candidate, ZW49, capitalizes on the unique design and antibody framework of ZW25 and is a bispecific antibody-drug conjugate, or ADC, armed with the company’s proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to the Offering, the anticipated size of the Offering, the granting of the over-allotment option, the anticipated use of proceeds from the Offering, and other information that is not historical information. When used herein, words such as “advance”, “believe”, “initiate”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Supplement and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

CONTACTS:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

or

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net